As filed with the Securities and Exchange Commission on July 20, 2007
Registration No. 333- _____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4405754
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

500 Newport Center Drive
Newport Beach, California 92660
(Address principal executive offices)

2007 Acacia Technologies Stock Incentive Plan
(Full Titles of the Plans)

Paul R. Ryan
Chairman and Chief Executive Officer
500 Newport Center Drive
Newport Beach, California 92660
(Name and Address of Agent for Service)

(949) 480-8300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2007 Acacia Technologies Stock Incentive Plan Acacia Research - Acacia Technologies Common Stock, $0.001 par value	560,000 shares	$15.495	$8,677,200	$266.39
________________
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee .

(3)
The proposed maximum offering price per share is based on the average of the high and low sale price of $15.495 per share of the Acacia Research - Acacia Technologies Common Stock reported on the Nasdaq National Market on July 19, 2007 pursuant to Rule 457(c) and (h) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed by Acacia Research Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this registration statement:

(a)           The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (filed on March 14, 2007) (File No. 000-26068-07694438), which contains audited financial statements for the latest fiscal year.

(b)	The following reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended December 31, 2006:

The Registrant's Amended Report on Form 10-Q/A for the quarter ended June 30, 2006, as filed with the Commission on April 6, 2007;

The Registrant's Amended Report on Form 10-Q/A for the quarter ended June 30, 2006, as filed with the Commission on June 5, 2007;

The Registrant’s Report on Form 8-K as filed with the Commission on April 4, 2007;

The Registrant’s Prospectus on Form 424(b)(5) as filed with the Commission on May 7, 2007;

The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the Commission on May 8, 2007;

The Registrant’s Report on Form 8-K as filed with the Commission on May 9, 2007;

The Registrant’s Report on Form 8-K/A as filed with the Commission on May 9, 2007;

The Registrant’s Report on Form 8-K as filed with the Commission on on June 11, 2007;

The Registrant’s Report on Form 8-K as filed with the Commission on June 15, 2007

(c)           The description of the Registrant's Acacia Research-Acacia Technologies common stock contained in the Registration Statement on Form 8-A as filed with the Commission on December 19, 2002 and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the Delaware General Corporation Law, Article VII of the Registrant's restated certificate of incorporation provides:

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

The Registrant has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Registrant's restated certificate of incorporation.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.   EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig LLP
23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation
23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group
23.3	Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group
23.4	Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2007 Acacia Technologies Stock Incentive Plan

ITEM 9.   UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 20th day of July, 2007.

ACACIA RESEARCH CORPORATION

By:      /s/ Paul R. Ryan
Paul R. Ryan
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul R. Ryan Paul R. Ryan	Chief Executive Officer and Chairman (Principal Executive Officer)	July 20, 2007

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2007

/s/ Robert L. Harris, II Robert L. Harris, II	President and Director	July 20, 2007

/s/ Thomas B. Akin Thomas B. Akin	Director	July 20, 2007

/s/ Rigdon Currie Rigdon Currie	Director	July 20, 20077

/s/ Fred A. de Boom Fred A. de Boom	Director	July 20, 2007

/s/ Edward W. Frykman Edward W. Frykman	Director	July 20, 2007

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Director	July 20, 2007

/s/ Amit Kumar Amit Kumar	Director	July 20, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation
23.2	Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group
23.3	Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group
23.4	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained on page II-2 of this registration statement)
99.1	2007 Acacia Technologies Stock Incentive Plan